UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Detroit Street Trust

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Platforms:LinkedIn, Live Social: Your vote matters post

[Insert 40 Act Proxy Video – FUND FOCUS]

Our CEO, Ali Dibadj, shares an important update for shareholders and highlights why your vote matters.

As Janus Henderson moves toward closing its take private transaction with Trian and General Catalyst, U.S. mutual fund and ETF shareholders are being asked to vote on a new investment advisory agreement.

Soliciting votes from shareholders is required as part of the ownership shift —not a change in investment teams, processes, or how portfolios are managed.

The Boards of Trustees recommends shareholders vote FOR approval, which will allow Janus Henderson to continue serving as investment adviser to the funds following the transaction’s close.

Clients can vote quickly and easily:

•	By phone (live agent)

•	Mutual Funds: +1-855-206-2338

•	ETFs: +1-855-206-2309

•	Online

•	Mutual Funds: www.votejhi.com/mutualfunds

•	ETFs: www.votejhi.com/ETFs

•	By mail using their proxy card

•	By app using the Proxy Vote Mobile App

Android Users click below

https://play.google.com/store/apps/details?id=com.broadridge.proxyvoteapp&pcampaignid=web_share

IOS users click below

https://apps.apple.com/us/app/proxyvote-your-voice-matters/id1446591671

We appreciate your continued trust and partnership. #TogetherWeWin #ClientsComeFirstAlways

Email

Subject Line: A Message From Our CEO to You, Our Valued Client

Preheader: Ali Dibadj, CEO of Janus Henderson Investors has an important update for you, our valued client.

Copy:

Dear Client,

A brief note from our CEO, Ali Dibadj:

[INSERT 40 Act Proxy Video – FUND FOCUS]

Make Your Voice Heard:

The Board of Trustees of your ETF unanimously recommends that shareholders vote “FOR” the proposal, please review the proxy materials at Janus Detroit Street Trust’s SEC Filings.

1.	Vote with a live Proxy Specialist – Call toll-free at 1-855-206-2309, Monday-Friday from 9:00 A.M. to 10:00 P.M ET, or Saturday-Sunday from 10:00 A.M. to 6:00 P.M. ET.

2.	Vote Online – If you have your 16-digit control number, click here to vote online

Questions? Visit the Janus Henderson Proxy Voting Site Button: View Now